NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A, SECTION 4(2) UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: Up To $3,250,000.00	Date: August 19, 2010
Conversion Price: $ 0.05

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Green Technologies Solutions, Inc., a Delaware corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Wasserman Investments Corp., a Panama corporation, or its registered agent (the “Holder”) the sum of up to  $3,250,000.00 as drawn down from time to time, together with any interest as set forth herein, on July 28, 2013, designated as the maturity date, and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from the date of issue until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise or such other amount of principal plus interest actually drawn down by the Borrower.

The Borrower is hereby authorized to request a draw for purchase order financing or other approved operational costs up to the principal amount set forth above.  The Borrower shall make such draws pursuant to a written request, properly documented to the Holder ten (10) business days before such funds are needed by the Borrower.  The principal balance of this convertible promissory note (“Note”) shall be the full amount received from the Holder under the terms of this Note as adjusted for payments made hereunder during the term.  This Note is related to and dependent upon the execution of the Investment Agreement and Registration Rights Agreement executed on this same date.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein.  Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid.  Interest shall commence accruing on the issue date, shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001par value per share in accordance with the terms hereof) shall be made in lawful money of the United States of America.  All payments shall be made at the address the Holder shall hereafter give to the Borrower by written notice. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1   Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of (i) the maturity date and (ii) the date of payment of the default amount pursuant to Section 1.7 or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of common stock, as such common stock exists on the issue date, or any shares of capital stock or other securities of the Borrower into which such common stock shall hereafter be changed or reclassified at the conversion price determined as provided herein; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of common stock beneficially owned by the Holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of this Note with respect to which the determination of this provision is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of common stock. For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such provision, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 10 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 10th day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of common stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto and delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the notice of conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date.  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, provided, however, that the Company shall have the right to pay any or all interest in cash plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

 1.2 Conversion Price.

(a)  Calculation of Conversion Price. The Conversion Price shall equal the Variable Conversion Price (as defined herein)(subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The Variable Conversion Price shall mean 60% multiplied by the Market Price (as defined herein)(representing a discount rate of 40%). Market Price means the average of the lowest three (3) Trading Prices (as defined below) for the common stock during the twelve months preceding the date the conversion notice is sent by the Holder to the Borrower via facsimile (the Conversion Date) or $0.05 per share, whichever is lower.   Trading Price means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board, Pink Sheets or applicable trading market (the “OTCBB”) as reported by a reliable reporting service mutually acceptable to Borrower and Holder and hereafter designated by Holders of a majority in interest of the Note and the Borrower or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that is quoted on the OTC Link inter-dealer quotation system operated by OTC Markets Group, Inc.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued common stock a sufficient  number of shares, free from preemptive rights, to provide for the issuance of common stock upon the full conversion of this Note issued pursuant to the SPA (hereafter SPA). The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of common stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of common stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the common stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of common stock in accordance with the terms and conditions of this Note.

If, at any time a Holder of this Note submits a notice of conversion, and the Borrower does not have sufficient authorized but unissued shares of common stock available to effect such conversion in accordance with the provisions of this Article I, the Borrower shall issue to the Holder all of the shares of common stock which are then available to effect such conversion and the Borrower shall be in Conversion Default. The portion of this Note which the Holder included in its notice of conversion and which exceeds the amount which is then convertible into available shares of common stock shall, notwithstanding anything to the contrary contained herein, not be convertible into common stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of common stock are authorized by the Borrower to permit such conversion.  In addition, the Borrower shall pay to the Holder payments (Conversion Default Payments) for a Conversion Default in the amount of (x) the sum of (1) the then outstanding principal amount of this Note plus (2) accrued and unpaid interest on the unpaid principal amount of this Note through the Authorization Date (as defined below) plus (3) default interest, if any, on the amounts referred to in clauses (1) and/or (2), multiplied by (y) .24, multiplied by (z) (N/365), where N = the number of days from the day the holder submits a notice of conversion giving rise to a Conversion Default (the Conversion Default Date) to the date the Borrower authorizes a sufficient number of shares of common stock to effect conversion of the full outstanding principal balance of this Note (the Authorization Date). The Borrower shall use its commercially reasonable best efforts to authorize a sufficient number of shares of common stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Borrower shall send notice to the Holder of the authorization of additional shares of common stock, the Authorization Date and the amount of Holder’s accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into common stock (at such time as there are sufficient authorized shares of common stock) at the applicable Conversion Price, at the Borrower’s option, as follows:

(a)      In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued; and

(b)     In the event Holder elects to take such payment in common stock, the Holder may convert such payment amount into common stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article I (so long as there is then a sufficient number of authorized shares of common stock).

The Holder’s election shall be made in writing to the Borrower at any time prior to 6:00 p.m., New York, New York time, on the third day of the month following the month in which conversion default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower’s failure to maintain a sufficient number of authorized shares of common stock, and each holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

1.4   Method of Conversion.

(a)      Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the issue date, by (A) submitting to the Borrower a notice of conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b)      Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)      Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)     Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a notice of conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates or electronic transfer for the common stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (such second business day being hereinafter referred to as the deadline) in accordance with the terms hereof and the SPA (including, without limitation, in accordance with the requirements of Section 2(g) of the SPA.

(e)      Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a notice of conversion, the Holder shall be deemed to be the holder of record of the common stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the common stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a notice of conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for common stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the notice of conversion shall be the Conversion Date so long as the notice of conversion is received by the Borrower before 5:00 p.m., New York, New York time, on such date.

(f)      Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the common stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower will use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the common stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g)          Failure to Deliver Common Stock Prior to Delivery Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the common stock issuable upon conversion of this Note is more than three (3) business days after the deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the delivery deadline that the Borrower fails to deliver such common stock. Such cash amount shall be added to the balance due under this Note on the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in  accordance with the terms of this Note and such additional principal amount shall be convertible into common stock in accordance with the terms of this Note.

1.5  Concerning the Shares. The shares of common stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of investor’s counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Section 4(2) or Rule 144 under the Act (or a successor rule) or (iv) such shares are transferred to an affiliate (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an accredited investor (as defined in the SPA). Except as otherwise provided in the SPA (and subject to the removal provisions set forth below), until such time as the shares of common stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such common stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the common stock issuable upon conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the common stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

1.6 Effect of Certain Events.

(a)    Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be treated pursuant to Section 1.6(b) hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)    Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of common stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)     Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of common stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of common stock issuable upon such conversion had such Holder been the holder of such shares of common stock on the record date for the determination of shareholders entitled to such distribution.

(d)       Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, except for shares of common stock issued directly to vendors or suppliers of the Company in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of common stock prior to the issuance of such shares), any shares of common stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of common stock, then immediately upon the dilutive issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such dilutive issuance.

The Borrower shall be deemed to have issued or sold shares of common stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans which include third party vendors and consultants permitted under the Company’s stock option plan), whether or not immediately exercisable, to subscribe for or to purchase common stock or other securities convertible into or exchangeable for common stock (such warrants, rights and options to purchase common stock or convertible securities are hereinafter referred to as “Options”) and the price per share for which common stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which common stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of convertible securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such convertible securities first become convertible or exchangeable, by (ii) the maximum total number of shares of common stock issuable upon the exercise of all such Options (assuming full conversion of convertible securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such common stock upon the exercise of such Options or upon the conversion or exchange of convertible securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of common stock if the Borrower in any manner issues or sells any convertible securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which common stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which common stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such convertible securities first become convertible or exchangeable, by (ii) the maximum total number of shares of common stock issuable upon the conversion or exchange of all such convertible securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such common stock upon conversion or exchange of such convertible securities.

(e)     Purchase Rights. If, at any time when any Notes are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of common stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of common stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)     Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of common stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7    Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the common stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note and the other Notes issued pursuant to the SPA more than the maximum number of shares of common stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the common stock is then traded, which shall be 4.99% of the total shares outstanding on the closing date (as defined in the SPA), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the common stock occurring after the date hereof. Once the maximum share amount has been issued (the date of which is hereinafter referred to as the Maximum Conversion Date), if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower’s ability to issue shares of common stock in excess of the Maximum Share Amount (a Trading Market Prepayment Event), in lieu of any further right to convert this Note, and in full satisfaction of the Borrower’s obligations under this Note, the Borrower shall pay to the Holder, within fifteen (15) business days of the Maximum Conversion Date (the Trading Market Prepayment Date), an amount equal to 150% times the sum of (a) the then outstanding principal amount of this Note immediately following the Maximum Conversion Date, plus (b) accrued and unpaid interest on the unpaid principal amount of this Note to the Trading Market Prepayment Date, plus (c) default interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d) any optional amounts that may be added thereto at the Maximum Conversion Date by the Holder in accordance with the terms hereof (the then outstanding principal amount of this Note immediately following the Maximum Conversion Date, plus the amounts referred to in clauses (b), (c) and (d) above shall collectively be referred to as the Remaining Convertible Amount). In the event that the sum of (x) the aggregate number of shares of common stock issued upon conversion of this Note and the other Notes issued pursuant to the SPA plus (y) the aggregate number of shares of common stock that remain issuable upon conversion of this Note and the other Notes issued pursuant to the SPA, represents at least one hundred percent (100%) of the Maximum Share Amount (the Triggering Event), the Borrower will use its commercially reasonable best efforts to seek and obtain shareholder approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Maximum Conversion Date. As used herein, shareholder approval means approval by the shareholders of the Borrower to authorize the issuance of the full number of shares of common stock which would be issuable upon full conversion of the then outstanding Notes but for the Maximum Share Amount.

1.8   Status as Shareholder. Upon submission of a notice of conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of common stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of common stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of common stock prior to the tenth (10th) business day after the expiration of the deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of common stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such conversion default and any subsequent conversion default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Note.

1.9  Prepayment. Notwithstanding anything to the contrary contained in this Note, so long as the Borrower has not received a notice of conversion from the Holder, then at any time during the period beginning on the issue date and ending on the date which is one hundred eighty (180) days following the date hereof, the Borrower shall have the right, exercisable on not less than three (3) trading days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.9. Any notice of prepayment hereunder shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) trading days from the date of the optional prepayment notice. On the date fixed for prepayment, the Borrower shall make payment of the optional prepayment amount to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the optional prepayment date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to 150%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the optional prepayment date plus (y) default interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the Optional Prepayment Sum). If the Borrower delivers an optional prepayment notice and fails to pay the optional prepayment amount due to the Holder of the Note within two (2) business days following the optional prepayment date, the Borrower shall forever forfeit its right to redeem the Note pursuant to this Section 1.9.

ARTICLE II. CERTAIN COVENANTS

2.1    Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of common stock solely in the form of additional shares of common stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2    Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3   Borrowings. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent which shall not be unreasonably withheld, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors, financial institutions or other lenders incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Note.

2.4    Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5    Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

2.6   Contingent Liabilities. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

ARTICLE III. EVENTS OF DEFAULT

The following are considered events of default (each, an “Event of Default”):

3.1     Failure to Pay Principal or Interest. The Borrower fails to pay within three business days of when due on this Note.

3.2     Conversion and the Shares. The Borrower fails to issue shares of common stock to the Holder and any such failure shall continue uncured for three (3) business days after the Holder shall have delivered a notice of conversion.

3.3     Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4     Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the SPA.

3.5      Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6      Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) business days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7    Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8    Delisting of Common Stock. The Borrower shall fail to maintain the listing of the common stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.9    Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act, provided, however, that the Borrower shall have fifteen (15) days to cure any failure of the Borrower’s obligation pursuant to the Exchange Act to file a current report on Form 8-K.

3.10    Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.11    Cessation of Operations. Any cessation of operations by Borrower.

3.12   Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, real property or other assets which are necessary to conduct its business.

3.13   Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the issue date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the SPA.

3.14   Reverse Splits. The Borrower effectuates a reverse split of its common stock without twenty (20) days prior written notice to the Holder.

3.15   Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed irrevocable transfer agent instructions in a form as initially delivered pursuant to the SPA.

3.16   Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Borrower, be considered a default under this Note and the other agreements.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum. UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1, 3.3, 3.4, 3.6, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14, 3. 15 and/or 3.16 exercisable through the delivery of written notice to the Borrower by such Holders, and upon the occurrence of an Event of Default specified in the remaining sections of Articles III, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (y) default interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1   Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.

4.3  Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.

4.4   Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act) and must agree in writing to be bound by the same provisions of the original Holder under the SPA.

4.5   Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.6    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Texas or in the federal courts located in the state and county of Harris. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7   Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount plus accrued and unpaid interest plus default interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of common stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of common stock.

4.8   Securities Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the SPA.

4.9   Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of common stock unless and only to the extent that it converts this Note into common stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders. In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10    Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this July 28, 2011.

Lender: Wasserman Investments Corp.		Borrower: Green Technologies Solutions, Inc.

By:		By:
	CESAR RIVERA, President		JOHN SHEARER, President

Date:	Date:

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $3,250,000 principal amount of the Note (defined below) into that number of shares of common stock to be issued pursuant to the conversion of the Note as set forth below, of Green Technologies Solutions, Inc., a Delaware corporation (the Borrower) according to the conditions of the convertible Note of the Borrower dated as of July 28, 2011, as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐
The Borrower shall electronically transmit the common stock issuable pursuant to this notice of conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

☐
The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of common stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name of DTC Prime Broker:	Account Number:

Investor Name: Wasserman Investments Corp.
Investor Address: ______________________________
Investor Phone: _______________________________

Date of Conversion:   __________________
Applicable Conversion Price:  $________________
Number of Shares of Common Stock to be Issued _____________________

Pursuant to Conversion of the Notes: _________________
Amount of Principal Balance Due remaining after this conversion: $ _______________

By: ________________________       Date: _________________